Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-260579 on Form S-3 and Registration Statement No. 333-224555, 333-224556 and 333-240176 on Form S-8 of our reports dated February 28, 2023, relating to the financial statements of nVent Electric plc and the effectiveness of nVent Electric plc’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.
/s/ Deloitte & Touche LLP
Minneapolis, Minnesota
February 28, 2023